Exhibit 32.1

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Annual Report of SARS Corporation, a Nevada corporation (the “Company”), on Form 10-KSB/A for the period ended September 30, 2007, as filed with the Securities and Exchange Commission (the “Report”), Clayton Shelver, Chief Executive Officer of the Company, does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Clayton Shelver
By: Clayton Shelver
Its: Chief Executive Officer, Director

Date: February 19, 2008

[A signed original of this written statement required by Section 906 has been provided to SARS Corporation and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.]